Exhibit 99.1

For More Information, Press Only:

Stuart Hanson

(253) 677-5337

shanson@radiantdelivers.com

RADIANT LOGISTICS ANNOUNCES RESULTS FOR FIRST QUARTER ENDED SEPTEMBER 30, 2012

Posts Adjusted EBITDA of $2,506,000, an increase $867,000 or 52.9% over the Comparable Prior Year Period

________________________________________________________________________

BELLEVUE, WA November 12, 2012 – Radiant Logistics, Inc. (NYSE MKT: RLGT), a domestic and international logistics services company, today reported financial results for the three months ended September 30, 2012.

First Fiscal Quarter Ended September 30 Financial Highlights

●	Total revenues increased 10.2% to $79.1 million in the first fiscal quarter of 2013 from $71.8 million for the comparable prior year period.

●	Net income attributable to shareholders was $403,000 for the first fiscal quarter of 2013 and included a loss of $50,000 on change in contingent consideration and $251,000 in non-recurring legal costs. Net income for the comparable prior year period was $655,000 and included $283,000 in non-recurring transition costs.

●	Basic and diluted earnings per share was $0.01 per basic and fully diluted share for the first fiscal quarter of 2013, compared to $0.02 per basic and fully diluted share for the comparable prior year period.

●	Adjusted EBITDA increased 52.9% to $2,506,000 for the first fiscal quarter of 2013 and included $251,000 in non-recurring legal costs, compared to adjusted EBITDA in the prior year comparable period of $1,639,000 which included $283,000 in non-recurring transition costs.

●	As a percentage of net revenues, adjusted EBITDA increased from 7.8% to 11.2% compared with the first fiscal quarter of 2012.

For the three months ended September 30, 2012, Radiant reported net income attributable to shareholders of $403,000 on $79.1 million of revenues, or $0.01 per basic and fully diluted share, which included a loss of $50,000 on change in contingent consideration and $251,000 in non-recurring legal costs. For the three months ended September 30, 2011, Radiant reported net income attributable to shareholders of $655,000 on $71.8 million of revenues, or $0.02 per basic and fully diluted share, which included $283,000 in non-recurring transition costs.

The Company also reported adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) of $2,506,000 for the three months ended September 30, 2012, which included $251,000 in non-recurring legal costs, compared to adjusted EBITDA of $1,639,000 for the three months ended September 30, 2011, which included $283,000 in non-recurring transition costs, for an increase of $867,000. Excluding these non-recurring costs, the Company would have reported $2,757,000 in adjusted EBITDA for the quarter ended September 30, 2012, for an increase of $835,000, or an increase of 43.4% over the comparable prior year period. A reconciliation of the Company’s adjusted EBITDA to the most directly comparable GAAP measure appears at the end of this release.

Network Expansion - Organic and Acquisitive Growth

The Company announced further organic expansion of its network in the quarter with new operations in Oakland, California. The Oakland location, operating under the Airgroup brand, is led by Jill Carter and Donna Johnson and services a diversified base of domestic and international customers.

On November 1, 2012, the Company completed the acquisition of the assets of its operating partner, Marvir Logistics, a privately held company based in Los Angeles, California that had operated under the Company’s Airgroup brand since 2006. The Company structured the transaction similar to its previous transactions with a portion of the expected purchase price payable in subsequent periods based on the future performance of the acquired assets and operations. The transaction is expected to provide meaningful cost synergies as it is combined with existing Company owned operations in Los Angeles.

CEO Comments

“We continue to make steady progress in our organic growth and acquisition strategies and in the integration of our recent acquisitions, delivering another quarter of solid double-digit growth in adjusted EBITDA,” said Bohn Crain, Chairman and CEO. “For our first fiscal quarter of 2013, we posted adjusted EBITDA of $2,506,000 an increase of $867,000 or 52.9% over the comparable prior year period. Our ability to leverage our personnel and general administrative costs as a function of our net revenues is what will really allow us to drive profitable growth. As a percentage of net revenues, our adjusted EBITDA increased from 7.8% to 11.2% compared to the same period last year. We are excited to see these metrics begin to come back into line with the DBA integration largely behind us.”

“We are also very excited about the Marvir transaction which combines well with our existing Company-owned operation in Los Angeles and builds critical density in this strategic gateway location. The Marvir transaction and our long-standing partnership with Marvir founders Tom Bowling and Walter Benvenuto are significant in the evolution of Radiant Logistics. We launched Radiant in January of 2006 with the goal of bringing value to logistics entrepreneurs who would benefit from our unique value proposition with the immediate opportunity to become shareholders and share in the value that they were helping create in conjunction with the longer-term opportunity to take advantage of a built-in exit strategy available to all entrepreneurs participating in our network. Marvir was the first independent agent location to join the Radiant family after our initial platform acquisition of Airgroup back in 2006 and has consistently been one of the larger operating partners in our network. We are very proud to be able to support them in their transition and help them reach their individual goals. We believe the Marvir transaction showcases our broader opportunity to support other independent agent stations, both internal and external to our existing network. The Company’s flexible offering of an outright purchase, or the opportunity to participate in the Radiant Network as an independent owner with the option to sell at a later date – like Tom and Walter have done make Radiant an attractive partner.”

Mr. Crain continued, “Historically, potential network candidates have been receptive to Radiant’s acquisition program because they are often too small to be identified as acquisition targets by larger public companies or to independently attempt their own public offerings. Radiant’s value proposition has also been able to deliver consistent organic growth with many entrepreneurs choosing to join as an independent agent with the thought of selling at a later date. This allows them the unique opportunity to align themselves with a publicly-traded network enterprise, with access to Radiant’s buying power, technology platform and international partner network to better support their customers – all while preserving their option for liquidity downstream. This remains a very exciting time in the evolution of Radiant, as our value proposition continues to gain traction within the forwarding community and we remain confident that our growth strategy will continue to bring value to our operating partners, shareholders and the end customers that we serve.”

Reconciliation of Non-GAAP Financial Measures

We believe that supplemental disclosure of our adjusted EBITDA, or earnings before interest, taxes, depreciation and amortization adjusted for stock-based compensation, unusual items and other non-cash costs is a useful measure for investors because it eliminates the effect of certain non-cash costs and provides an important metric for our business. A reconciliation of adjusted EBITDA amounts to net income, the most directly comparable GAAP measure is as follows:

(Amounts in 000’s)	THREE MONTHS ENDED SEPTEMBER 30,
	2012	2011
Net income	$403	$655

Income tax expense	340	401
Interest expense, net	491	88
Depreciation and amortization	1,120	390

EBITDA	2,354	1,534
Share-based compensation	102	24
Change in change in contingent consideration	50	-
Transaction & severance costs	-	81

Adjusted EBITDA (1)	$2,506	$1,639

(1)	For the three months ended September 30, 2012, adjusted EBITDA included $251,000 in nonrecurring legal expenses and $283,000 in nonrecurring transition costs associated with the Company’s acquisition of DBA for quarter September 30, 2011. Excluding these non-recurring costs, the Company would have reported $2,757,000 in adjusted EBITDA for the quarter ended September 30, 2012, and $1,922,000 for the quarter ending September 30, 2011, for an increase of $835,000, or 43.4%.

This supplemental financial information is presented for informational purposes only and is not a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the United States.

Investor Conference Call

Radiant will host a conference call for shareholders and the investing community on Tuesday, November 13, 2012 at 8:00 am, ET to discuss the contents of this release. The call can be accessed by dialing (877) 407-8031, or (201) 689-8031 for international participants, and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for one week after the teleconference by dialing (877) 660-6853, or (201) 612-7415 for international callers, and using account number 286 and conference ID number 400815.

About Radiant Logistics (NYSE MKT: RLGT)

Radiant Logistics (www.radiantdelivers.com) is a non-asset based transportation and logistics company providing domestic and international freight forwarding and fulfillment services through a network of company-owned and independent agent offices across North America. The company operates under the Radiant, Airgroup, Adcom, and DBA brands servicing a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to trends in the domestic and global economy, our ability to attract new and retain existing agency relationships, acquisitions and integration of acquired entities, availability of capital to support our acquisition strategy, our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations, outcomes of legal proceedings, competition, management of growth, potential fluctuations in operating results, and government regulation. More information about factors that potentially could affect Radiant Logistics, Inc. financial results is included Radiant Logistics, Inc.’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

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RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

(unaudited)

	September 30,	June 30,
	2012	2012
ASSETS
Current assets
Cash and cash equivalents	$676,477	$66,888
Accounts receivable, net of allowance of $1,469,245 and $1,311,670, respectively	53,803,171	51,939,016
Current portion of employee and other receivables	264,721	201,451
Income tax deposit	-	11,248
Prepaid expenses and other current assets	3,770,884	2,573,531
Deferred tax asset	734,136	684,231
Total current assets	59,249,389	55,476,365

Furniture and equipment, net	1,773,197	1,735,157

Acquired intangibles, net	10,765,717	11,722,812
Goodwill	14,951,217	14,951,217
Employee and other receivables, net of current portion	149,880	162,088
Deposits and other assets	422,500	422,500
Deferred tax asset	357,422	33,259
Total long-term assets	26,646,736	27,291,876
Total assets	$87,669,322	$84,503,398

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued transportation costs	$36,684,523	$37,131,212
Commissions payable	3,323,547	2,929,449
Other accrued costs	2,095,881	2,041,596
Income taxes payable	240,079	-
Current portion of notes payable to former shareholders of DBA	767,092	767,092
Amounts due to former shareholders of acquired operations	2,664,224	2,664,224
Other current liabilities	65,289	64,392
Total current liabilities	45,840,635	45,597,965

Notes payable and other long-term debt, net of current portion and debt discount	22,886,367	20,532,934
Contingent consideration	6,250,000	6,200,000
Deferred rent liability	682,090	680,521
Other long-term liabilities	73,224	89,887
Total long-term liabilities	29,891,681	27,503,342
Total liabilities	75,732,316	73,101,307

Stockholders' equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value, 50,000,000 shares authorized; 33,041,430 and 33,025,865 issued and outstanding, respectively	14,497	14,481
Additional paid-in capital	13,123,506	13,003,987
Deferred compensation	(18,034)	-
Retained deficit	(1,310,775)	(1,713,928)
Total Radiant Logistics, Inc. stockholders’ equity	11,809,194	11,304,540
Non-controlling interest	127,812	97,551
Total stockholders’ equity	11,937,006	11,402,091
Total liabilities and stockholders’ equity	$87,669,322	$84,503,398

RADIANT LOGISTICS, INC.

Consolidated Statements of Operations

(unaudited)

	THREE MONTHS ENDED
	SEPTEMBER 30,
	2012	2011

Revenue	$79,148,458	$71,833,044
Cost of transportation	56,910,016	50,594,124
Net revenues	22,238,442	21,238,920

Agent commissions	13,295,325	13,892,425
Personnel costs	3,757,372	2,893,738
Selling, general and administrative expenses	2,900,237	2,661,126
Depreciation and amortization	1,119,804	390,393
Transition costs associated with DBA acquisition	-	282,636
Change in contingent consideration	50,000	-
Total operating expenses	21,122,738	20,120,318

Income from operations	1,115,704	1,118,602

Other income (expense):
Interest income	4,073	4,934
Interest expense	(495,331)	(92,088)
Other	148,972	72,729
Total other expense	(342,286)	(14,425)

Income before income tax expense	773,418	1,104,177

Income tax expense	(340,004)	(401,469)

Net income	433,414	702,708

Less: Net income attributable to non-controlling interest	(30,261)	(47,681)

Net income attributable to Radiant Logistics, Inc.	$403,153	$655,027

Net income per common share – basic and diluted	$0.01	$0.02

Weighted average shares outstanding:
Basic shares	33,031,110	31,676,438
Diluted shares	35,602,281	34,609,965

RADIANT LOGISTICS, INC.

Reconciliation of Adjusted EBITDA to Net Income and Net Cash Provided By Operating Activities

(unaudited)

As used in this report, adjusted EBITDA means earnings before interest, income taxes, depreciation and amortization adjusted for stock-based compensation and other non-cash charges. We believe that adjusted EBITDA, as presented, represents a useful method of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges. Adjusted EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that although securities analysts frequently use EBITDA in their evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with accounting principles generally accepted in the United States of America.

The following is a reconciliation of adjusted EBITDA to both net income and cash flow provided by operating activities:

	THREE MONTHS ENDED
	SEPTEMBER 30,
	2012	2011
Adjusted EBITDA	$2,505,720	$1,639,024
Transaction related costs	-	(80,737)
Share-based compensation	(101,501)	(24,244)
Change in contingent consideration	(50,000)	-

EBITDA	2,354,219	1,534,043

Depreciation and amortization	(1,119,804)	(390,393)
Interest expense, net	(491,258)	(87,154)
Income tax expense	(340,004)	(401,469)
Net income	403,153	655,027

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
Share-based compensation expense	101,501	24,244
Amortization of intangibles	957,095	290,755
Depreciation and leasehold amortization	162,709	99,638
Deferred income tax benefit	(374,068)	(151,744)
Amortization of loan fees and original issue discount	66,008	-
Change in contingent consideration	50,000	-
Change in non-controlling interest of subsidiaries	30,261	47,681
Provision for doubtful accounts	157,575	150,586

CHANGE IN OPERATING ASSETS AND LIABILITIES:
Accounts receivable	(2,021,730)	(1,144,808)
Employee and other receivables	(51,062)	26,557
Income tax deposit and income taxes payable	251,327	(844,582)
Prepaid expenses, deposits and other assets	(1,197,353)	(1,370,143)
Accounts payable and accrued transportation costs	(446,689)	2,622,130
Commissions payable	394,098	39,761
Other accrued costs	54,285	(104,210)
Other liabilities	(15,766)	(14,917)
Deferred rent liability	1,569	(1,162)
Total adjustments	(1,880,240)	(330,214)

Net cash provided by (used for) operating activities	$(1,477,087)	$324,813